EXHIBIT 32


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      In connection with the Quarterly Report of Quantum Information, Inc. (the
"Company") on Form 10-Q for the period ending October 31, 2008 as filed with the Securities and Exchange Commission (the "Report"), Joel Klandrud, the Chief Executive and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.



                                       By: /s/ Joel Klandrud
                                           --------------------------------
                                           Joel Klandrud, Chief Executive and
                                             Principal Financial Officer


December 11, 2008